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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
CONTACT: Terrence Bowshier
Vice President
Director of Investor Relations
(614) 464-5078



             STATE AUTO FINANCIAL ANNOUNCES SECOND QUARTER EARNINGS

            - PROFIT ACHIEVED DESPITE HEAVY STORM ACTIVITY

            - CORE BUSINESS PERFORMED EXCEPTIONALLY WELL


COLUMBUS, OHIO (JULY 31, 2003) - State Auto Financial Corporation (NASDAQ: STFC) today reported second quarter net income of $8,301,000, or $0.21 per diluted share, versus a loss of $1,385,000 or $0.04 per diluted share for the same period 2002. Net operating earnings* per share were $0.14 diluted, versus a loss of $0.02 diluted, for the same period 2002.

STFC's GAAP combined ratio for the second quarter was 103.8 versus 108.6 for the second quarter 2002. Catastrophe losses added a total of 17.1 points to the loss ratio during the quarter. STFC's second quarter revenue was $263,160,000, up 11.4% from $236,223,000. Second quarter written premium increased 5.5% over the second quarter 2002.

Revenue for the first six months 2003 was $516,512,000, up 10.8% from $466,182,000. For the first six months of 2003, net income was $29,365,000, or $0.74 per diluted share, compared with $11,779,000 or $0.29 per diluted share for the same 2002 period. Year to date GAAP combined ratio for 2003 stands at
99.6 compared to 103.7 for 2002. STFC shareholders' book value per share has increased by 10.0% during the first six months of 2003 to $13.08 per share.

"Given the momentum of two straight record-breaking quarters, the negative impact of CAT 88 on the second quarter of 2003 was a disappointment. This storm, which was previously reported, caused damage in 17 states over a nine-day period and has developed into the costliest single catastrophe event in State Auto's history. We are never satisfied unless we achieve an underwriting profit in each period. Still, it is instructive to recognize that continued improvement in each reporting segment of our core book of business allowed us to come within four points of that goal despite these record CAT losses. It is also gratifying that we were able to post a positive net income


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and increase shareholder book value during the quarter," said STFC Chairman and
CEO Bob Moone.

State Auto Financial Corporation is a regional property and casualty insurance holding company engaged primarily in writing personal and commercial automobile, homeowners, commercial multi-peril, workers' compensation and fire insurance. The company markets its products through more than 22,000 independent agents associated with approximately 3,500 agencies in 26 states. Products are marketed primarily in the Central and Eastern United States, excluding New York, New Jersey and the New England states.

*Net operating earnings, a non-GAAP financial measure, differ from GAAP net earnings only by the exclusion of realized capital gains or losses, net of applicable taxes, on investment activity for the period being reported. For STFC, this amounts to $0.07 for the quarter and $0.13 for 2003 year to date.

                                   * * * * * *

STFC has scheduled a conference call with interested investors for Thursday, July 31, 10:00 A.M. to discuss the company's second quarter 2003 performance. Live and archived broadcasts of the call can be accessed via links on www.STFC.com and www.StateAuto.com. A replay of the call, in its entirety, can be heard beginning at noon today by calling 1-800-365-0063. Supplemental schedules detailing the company's second quarter 2003 financial, sales and underwriting results are made available on www.STFC.com prior to the above-mentioned conference call.

                                   * * * * * *

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial's Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.


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                STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (Figures in thousands, except per-share amounts)
                                   (unaudited)

                                                     Three Months Ended              Six Months Ended
                                                          June 30                        June 30
                                                     2003           2002            2003           2002
                                                  ---------      ---------       ---------      ---------



Net premiums written                              $ 254,480      $ 241,291       $ 490,987      $ 463,577

Earned premiums                                     241,693        221,342         474,068        434,179
Net investment income                                15,831         14,837          31,540         29,448
Net realized gains (loss) on investments              4,173         (1,156)          8,018            154
Other income                                          1,463          1,200           2,886          2,401
  Total revenue                                     263,160        236,223         516,512        466,182

Income (loss) before federal income taxes             8,910         (6,751)         37,473         10,549

Federal income taxes                                    609         (5,366)          8,108         (1,230)
Net income (loss)                                 $   8,301      $  (1,385)      $  29,365      $  11,779

Earnings (loss) per share:
     - basic                                      $    0.21      ($   0.04)      $    0.75      $    0.30
     - diluted                                    $    0.21      ($   0.04)      $    0.74      $    0.29

Earnings (loss) per share from operations *:
     - basic                                      $    0.14      ($   0.02)      $    0.62      $    0.30
     - diluted                                    $    0.14      ($   0.02)      $    0.61      $    0.29

Weighted average shares outstanding:
     - basic                                         39,200         39,007          39,137         38,987
     - diluted                                       40,006         39,007          39,873         39,803

Book value per share                              $   13.08      $   10.84

Dividends paid per share                          $  0.0350      $  0.0325       $  0.0700      $  0.0650

Total shares outstanding                             39,279         39,025

GAAP ratios:
     Loss ratio                                        75.6           79.7            70.1           74.6
     Expense ratio                                     28.2           28.9            29.5           29.1
                                                  ---------      ---------       ---------      ---------
     Combined ratio                                   103.8          108.6            99.6          103.7
                                                  =========      =========       =========      =========

* Net income from operations:
Net income                                        $   8,301      $  (1,385)      $  29,365      $  11,779
Less net realized gains on investments,
  less applicable federal income taxes                2,712           (751)          5,212            100
                                                  ---------      ---------       ---------      ---------
Net income from operations                        $   5,589      $    (634)      $  24,153      $  11,679
                                                  =========      =========       =========      =========